EXHIBIT 32.1

SECTION 1350 CERTIFICATION

          Pursuant to 18 U.S.C. Section 1350, I, Steve Frickenstein, Chief Executive Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.’s Quarterly Report on Form 10-QSB-A for the quarter ended March 31, 2006 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: November 15, 2006.

/s/ Steve Frickenstein

Steve Frickenstein, Chief Executive Officer

E-3